Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 4, 2017) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $798 and adjusted book value per share of $780 as of June 30, 2017.

On May 2, 2017, OneBeacon entered into a definitive agreement to be acquired by Intact Financial Corporation in an all-cash transaction for $18.10 per share, or roughly 1.65x tangible book value (the “OneBeacon Transaction”). Since the OneBeacon Transaction was set at a fixed price, OneBeacon’s results were economically transferred to the buyer at signing. The transaction is expected to close in the third or fourth quarter of 2017 and is subject to regulatory approval and other customary closing conditions. Including the estimated net gain of $116 per share from the OneBeacon Transaction, book value per share would be approximately $914 and adjusted book value per share would be approximately $896 as of June 30, 2017.

During the quarter, White Mountains changed its calculation of adjusted book value per share to (i) include a discount for the time value of money on the BAM surplus notes and (ii) add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. These changes decreased adjusted book value per share by $23.

Book value per share increased 1% for both the second quarter and first six months of 2017 and adjusted book value per share decreased 2% for both the second quarter and first six months of 2017, including dividends.

Manning Rountree, CEO, commented, “Including the estimated gain from the OneBeacon Transaction, we ended the quarter with an ABVPS of $896. This included the $23 per share decrease arising from adjustments to the value of HG Global/BAM. Our underlying growth in ABVPS was 1.4%(1). The investment portfolio returned 1.4% in the quarter, a good result. OneBeacon had a difficult quarter with a 107% combined ratio. BAM’s par insured volume stalled in June, reflecting the uncertainty surrounding S&P’s ratings review. On June 26, S&P affirmed BAM’s AA rating with stable outlook, and we expect BAM to get back on track sooner rather than later. In July, we repurchased 235,000 White Mountains common shares for $200 million, leaving us with $1.5 billion in undeployed capital, which will grow to $2.8 billion when the OneBeacon Transaction closes.”

Comprehensive income attributable to common shareholders was $16 million and $51 million in the second quarter and first six months of 2017, compared to $449 million and $500 million in the second quarter and first six months of 2016. Net income attributable to common shareholders was $16 million and $50 million in the second quarter and first six months of 2017, compared to $341 million and $354 million in the second quarter and first six months of 2016.

Beginning in the second quarter of 2017, OneBeacon’s results have been presented as discontinued operations. As a result, MediaAlpha’s results have been presented as a separate segment within White Mountains’s consolidated financial statements. MediaAlpha is an advertising technology company that develops transparent and efficient platforms for the buying and selling of insurance and other vertical-specific performance media (i.e., clicks, calls and leads).

(1) See “Regulation G” on page 11.

OneBeacon

OneBeacon’s reported book value per share increased 0.1% for the second quarter and 2.9% for the first six months of 2017, including dividends. OneBeacon’s combined ratio was 107% and 101% for the second quarter and first six months of 2017, compared to 103% and 99% for the second quarter and first six months of 2016. The increases in the combined ratios were driven largely by increased losses in the Financial Institutions, Healthcare, and Program businesses. Catastrophe losses added four points and two points to the combined ratios for the second quarter and first six months of 2017, compared to two points and one point for the second quarter and first six months of 2016. Texas hail storms primarily affecting Government Risks were the main driver of catastrophe losses in the quarter. Net unfavorable loss reserve development, primarily in the Program business, added three points and one point for the second quarter and first six months of 2017, compared to six points and three points in the second quarter and first six months of 2016. Transaction related incentive compensation expenses added two points and one point for the second quarter and first six months of 2017.

Net written premiums were $290 million and $547 million in the second quarter and first six months of 2017, compared to $261 million and $541 million in the second quarter and first six months of 2016.

Mike Miller, CEO of OneBeacon, said, “The big news in the quarter was our agreement to merge with Intact Financial, which remains on track to close this year. Our underwriting results for the quarter were adversely impacted by elevated catastrophe losses and increased incentive compensation expenses associated with the pending merger agreement. In addition, our Program business continues to underperform, and we are considering strategic alternatives for that business. On a year-to-date basis, excluding the Program business and normalizing catastrophe losses and incentive compensation expenses, the remaining portfolio of businesses continues to run at a combined ratio in the mid 90’s. Net written premium growth in the quarter was strong and broadly based, with twelve of our sixteen business units contributing.”

HG Global/BAM

BAM insured municipal bonds with par value of $2.7 billion and $5.1 billion in the second quarter and first six months of 2017, compared to $3.3 billion and $5.5 billion in the second quarter and first six months of 2016.  Gross written premiums and member surplus contributions totaled $20 million and $48 million in the second quarter and first six months of 2017, compared to $19 million and $32 million in the second quarter and first six months of 2016. Total pricing (i.e., premiums and member surplus contributions weighted by the par value of bonds insured) was 79 and 98 basis points in the second quarter and first six months of 2017, up from 58 and 60 basis points in the second quarter and first six months of 2016. BAM’s total claims paying resources increased $32 million to $676 million in the first six months of 2017, compared to an increase of $16 million to $617 million in the first six months of 2016.

Seán McCarthy, CEO of BAM, said, “BAM’s par insured volume dipped in the second quarter of 2017, as compared to the second quarter of 2016, driven by the rating uncertainty during S&P’s in-depth review. On June 26, S&P affirmed BAM’s AA rating and stable outlook, validating BAM’s achievements over our first five years of operation. Notwithstanding the hiccup in June, we insured more than 200 new-issue transactions during the quarter, with good average pricing, and posted our 11th consecutive quarter of growth in claims-paying resources. During the credit watch period, investors and underwriters were outspoken in their support for BAM’s mutual structure and municipal-only insured portfolio. We are confident that support will continue as we get back to business as usual.”

HG Global reported pre-tax income of $7 million and $13 million in the second quarter and first six months of 2017, compared to pre-tax income of $6 million and $13 million in the second quarter and the first six months of 2016. In non-controlling interests, White Mountains reported $12 million and $24 million of GAAP pre-tax loss related to BAM in the second quarter and first six months of 2017, compared to $9 million and $17 million in the second quarter and first six months of 2016. The increase in the pre-tax loss was primarily driven by lower realized and unrealized investment gains on BAM’s fixed income portfolio in the second quarter and first six months of 2017, compared to the second quarter and first six months of 2016.

As a mutual insurance company that is owned by its members, BAM’s results do not affect White Mountains’s book value per share or adjusted book value per share. However, White Mountains consolidates BAM’s results in its GAAP financial statements, and its results are attributed to non-controlling interests.

MediaAlpha

MediaAlpha reported revenues of $31 million and $63 million in the second quarter and first six months of 2017, compared to $28 million and $61 million in the second quarter and first six months of 2016. The increases in revenues were primarily driven by the continued growth of MediaAlpha’s non-P&C verticals.

Cost of sales was $26 million and $54 million in the second quarter and first six months of 2017, compared to $23 million and $51 million in the second quarter and first six months of 2016. The increases in cost of sales were primarily driven by revenue growth, as MediaAlpha’s cost of sales is comprised primarily of revenue share based payments to partners.

Pre-tax loss was $2 million and $3 million in the second quarter and first six months of 2017, compared to $1 million in both the second quarter and first six months of 2016. MediaAlpha’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $1 million and $3 million in the second quarter and first six months of 2017, compared to $2 million and $4 million in the second quarter and first six months of 2016. The increase in pre-tax loss and decrease in EBITDA was primarily driven by increased operating expenses of $1 million for both the second quarter and first six months of 2017, as MediaAlpha continued to invest in growth in new verticals.

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $6 million and $14 million in the second quarter and first six months of 2017, compared to pre-tax loss of $21 million and $50 million in the second quarter and first six months of 2016. The improved results were driven by higher investment returns. Net realized and unrealized gains were $33 million and $68 million in the second quarter and first six months of 2017, compared to near break-even and $6 million in the second quarter and first six of 2016. Net investment income was $12 million and $22 million in the second quarter and first six months of 2017, compared to $4 million in both the second quarter and first six months of 2016.

White Mountains’s Other Operations segment reported general and administrative expenses of $41 million and $85 million in the second quarter and first six months of 2017, compared to $30 million and $69 million the second quarter and first six months of 2016. Both increases were driven by higher incentive compensation costs, primarily in connection with the OneBeacon Transaction, and severance related to former company executives.

Investment Activities

The GAAP total return on invested assets was 1.4% for the second quarter of 2017 and 2.9% for the first six months of 2017. This compared to a return of 0.8% for the second quarter of 2016 and 2.4% for the first six months of 2016.

David Linker, President and Chief Investment Officer of White Mountains Advisors, said, “The total portfolio returned 1.4% for the quarter, a good result.  The fixed income portfolio returned 1.0% for the quarter, ahead of the longer duration Bloomberg Barclays Intermediate Aggregate Index.  Fixed income duration remained relatively constant in the quarter at approximately 3.0 years. The risk asset portfolio returned 2.6% for the quarter. Within this portfolio, common stocks and ETFs returned 4.2%, ahead of the S&P 500 Index. Each of our 3rd party managers outperformed their respective benchmarks.  Our other long-term investments portfolio returned -1.4%, principally driven by the impact of a weakening dollar on currency hedges on foreign investments.  Risk assets finished the quarter at 32% of the total investment portfolio including OneBeacon, up nine points for the quarter and 12 points for the year.  The increase reflects the net addition of $495 million of new risk assets in the quarter, the bulk of which were added in anticipation of the closing of the OneBeacon transaction and the resulting movement of OneBeacon’s $442 million of risk assets off of our balance sheet.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2017	December 31, 2016	June 30, 2016
Assets
Fixed maturity investments	$1,566.9	$2,081.1	$2,243.0
Short-term investments	71.6	174.9	307.3
Common equity securities	827.9	285.6	170.4
Other long-term investments	226.5	172.8	182.0
Total investments	2,692.9	2,714.4	2,902.7

Cash	53.3	80.2	62.1
Insurance premiums receivable	2.8	1.6	1.5
Deferred acquisition costs	13.0	10.6	8.7
Accounts receivable on unsettled investment sales	199.5	4.8	17.0
Goodwill and other intangible assets	49.5	54.7	51.5
Other assets	78.8	78.9	62.3
Assets held for sale	3,696.4	3,599.5	3,959.8
Total assets	$6,786.2	$6,544.7	$7,065.6

Liabilities
Unearned insurance premiums	$109.9	$82.9	$63.3
Debt	10.6	12.7	16.8
Accrued incentive compensation	63.3	95.7	78.6
Accounts payable on unsettled investment purchases	114.6	—	53.4
Other liabilities	44.9	46.9	55.2
Liabilities held for sale	2,678.8	2,569.3	2,698.9
Total liabilities	3,022.1	2,807.5	2,966.2

Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	815.1	810.7	873.1
Retained earnings	2,835.2	2,797.2	3,006.6
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	—	(1.4)	(.7)
Accumulated other comprehensive loss from net change in benefit plan assets and obligations	(3.0)	(3.2)	(3.8)

Total White Mountains’s common shareholders’ equity	3,647.3	3,603.3	3,875.2
Non-controlling interests	116.8	133.9	224.2
Total equity	3,764.1	3,737.2	4,099.4
Total liabilities and equity	$6,786.2	$6,544.7	$7,065.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,647.3	$3,625.2	$3,603.3	$3,875.2
Future proceeds from options (1)	—	—	29.7	89.0
Time-value of money discount on expected future payments on the BAM Surplus Notes (2)	(166.7)	N/A	N/A	N/A
HG Global’s unearned premium reserve (2)	81.5	N/A	N/A	N/A
HG Global’s net deferred acquisition costs (2)	(17.6)	N/A	N/A	N/A
Adjusted book value per share numerator	$3,544.5	$3,625.2	$3,633.0	$3,964.2
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	4,571.6	4,572.8	4,563.8	4,963.9
Unearned restricted common shares	(27.4)	(34.7)	(25.9)	(33.2)
Options assumed issued (1)	—	—	40.0	120.0
Adjusted book value per share denominator	4,544.2	4,538.1	4,577.9	5,050.7
GAAP book value per share	$797.80	$792.77	$789.53	$780.67
Adjusted book value per share	$780.00	$798.83	$793.58	$784.90

(1) Adjusted book value per share at December 31, 2016 and June 30, 2016 includes the impact of non-qualified stock options that were exercisable for $742 per common share. All non-qualified options were exercised prior to their expiration date of January 20, 2017.

(2) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Quarter-to-date change in GAAP book value per share, including dividends:	0.6%	0.5%	(1.0)%	11.7%
Quarter-to-date change in adjusted book value per share, including dividends:	(2.4)%	0.8%	(1.0)%	11.4%
Year-to-date change in GAAP book value per share, including dividends:	1.2%	0.5%	13.6%	12.3%
Year-to-date change in adjusted book value per share, including dividends:	(1.6)%	0.8%	13.7%	12.4%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Summary of goodwill and other intangible assets (in millions):
Goodwill:
MediaAlpha	$18.3	18.3	$18.3	$18.3
Other	13.4	13.4	13.4	5.8
Total goodwill	31.7	31.7	31.7	24.1

Other intangible assets:
MediaAlpha	13.4	15.9	18.3	23.3
Other	4.4	4.5	4.7	4.1
Total other intangible assets	17.8	20.4	23.0	27.4

Total goodwill and other intangible assets	49.5	52.1	54.7	51.5

Goodwill and other intangible assets held for sale	.6	.9	1.2	316.9

Goodwill and other intangible assets attributed to non-controlling interests	(15.8)	(16.9)	(17.6)	(131.5)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$34.3	$36.1	$38.3	$236.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Earned insurance premiums	$2.2	$3.3	$5.2	$6.8
Net investment income	14.7	6.1	27.5	8.6
Net realized and unrealized investment gains	33.7	3.4	70.0	16.3
Advertising and commission revenues	33.2	29.2	71.7	63.0
Other revenue	1.6	7.2	4.5	13.3
Total revenues	85.4	49.2	178.9	108.0
Expenses:
Loss and loss adjustment expenses	—	2.3	1.1	4.6
Insurance acquisition expenses	.9	1.4	2.2	3.1
Other underwriting expenses	.1	.1	.2	.2
Cost of sales	26.8	24.4	55.6	52.9
General and administrative expenses	54.9	42.2	112.7	94.1
Amortization of other intangible assets	2.6	3.0	5.2	5.8
Interest expense	.5	.9	.9	2.1
Total expenses	85.8	74.3	177.9	162.8
Pre-tax (loss) income from continuing operations	(.4)	(25.1)	1.0	(54.8)
Income tax benefit	1.0	4.0	1.3	5.6
Net income (loss) from continuing operations	.6	(21.1)	2.3	(49.2)
(Loss) gain from sale of discontinued operations, net of tax	(.6)	366.6	(1.6)	366.6
Net income from discontinued operations, net of tax	3.4	17.0	35.7	64.4
Net income	3.4	362.5	36.4	381.8
Net loss (income) attributable to non-controlling interests	12.1	(21.4)	13.4	(27.7)
Net income attributable to White Mountains’s common shareholders	15.5	341.1	49.8	354.1

Comprehensive income, net of tax:
Change in foreign currency translation, net of tax	.6	(.2)	1.4	(.1)
Comprehensive income from discontinued operations, net of tax	.2	108.3	.3	145.5
Comprehensive income	16.3	449.2	51.5	499.5
Other comprehensive income attributable to non-controlling interests	(.1)	—	(.1)	—
Comprehensive income attributable to White Mountains’s common shareholders	$16.2	$449.2	$51.4	$499.5

Income per share attributable to White Mountains’s common shareholders
Basic income (loss) per share
Continuing operations	$2.78	$(8.34)	$3.42	$(14.47)
Discontinued operations	.61	75.27	7.47	81.04
Total consolidated operations	$3.39	$66.93	$10.89	$66.57

Diluted income (loss) per share
Continuing operations	$2.78	$(8.32)	$3.42	$(14.46)
Discontinued operations	.61	75.11	7.47	80.96
Total consolidated operations	$3.39	$66.79	$10.89	$66.50
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Three Months Ended June 30, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.7	$.5	$—	$—	$2.2
Net investment income	.8	2.2	—	11.7	14.7
Net investment income (loss) - BAM surplus note interest	4.7	(4.7)	—	—	—
Net realized and unrealized investment gains	—	1.1	—	32.6	33.7
Advertising and commission revenues	—	—	30.8	2.4	33.2
Other revenue	—	.2	—	1.4	1.6

Total revenues	7.2	(.7)	30.8	48.1	85.4
Expenses:
Insurance acquisition expenses	.3	.6	—	—	.9
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	26.1	.7	26.8
General and administrative expenses	.2	10.1	3.7	40.9	54.9
Amortization of other intangible assets	—	—	2.5	.1	2.6
Interest expense	—	—	.3	.2	.5

Total expenses	.5	10.8	32.6	41.9	85.8

Pre-tax income (loss)	$6.7	$(11.5)	$(1.8)	$6.2	$(.4)

For the Three Months Ended June 30, 2016	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.0	$.4	$—	$1.9	$3.3
Net investment income	.5	1.8	—	3.8	6.1
Net investment income (loss) - BAM surplus note interest	4.4	(4.4)	—	—	—
Net realized and unrealized investment gains (losses)	.5	3.2	—	(.3)	3.4
Advertising and commission revenues	—	—	28.1	1.1	29.2
Other revenue	—	.3	—	6.9	7.2

Total revenues	6.4	1.3	28.1	13.4	49.2
Expenses:
Loss and loss adjustment expenses	—	—	—	2.3	2.3
Insurance acquisition expenses	.2	.6	—	.6	1.4
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	23.3	1.1	24.4
General and administrative expenses	.3	9.6	2.7	29.6	42.2
Amortization of other intangible assets	—	—	2.6	.4	3.0
Interest expense	—	—	.2	.7	.9

Total expenses	.5	10.3	28.8	34.7	74.3

Pre-tax income (loss)	$5.9	$(9.0)	$(.7)	$(21.3)	$(25.1)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX (LOSS) INCOME
(millions)
(Unaudited)

For the Six Months Ended June 30, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$3.2	$1.0	$—	$1.0	$5.2
Net investment income	1.4	4.2	—	21.9	27.5
Net investment income (loss) - BAM surplus note interest	9.5	(9.5)	—	—	—
Net realized and unrealized investment gains	.3	2.1	—	67.6	70.0
Advertising and commission revenues	—	—	63.3	8.4	71.7
Other revenue	—	.6	—	3.9	4.5

Total revenues	14.4	(1.6)	63.3	102.8	178.9
Expenses:
Loss and loss adjustment expenses	—	—	—	1.1	1.1
Insurance acquisition expenses	.6	1.5	—	.1	2.2
Other underwriting expenses	—	.2	—	—	.2
Cost of sales	—	—	53.8	1.8	55.6
General and administrative expenses	.5	20.4	6.9	84.9	112.7
Amortization of other intangible assets	—	—	4.9	.3	5.2
Interest expense	—	—	.5	.4	.9

Total expenses	1.1	22.1	66.1	88.6	177.9

Pre-tax income (loss)	$13.3	$(23.7)	$(2.8)	$14.2	$1.0

For the Six Months Ended June 30, 2016	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.9	$.7	$—	$4.2	$6.8
Net investment income	1.0	3.4	—	4.2	8.6
Net investment income (loss) - BAM surplus note interest	8.9	(8.9)	—	—	—
Net realized and unrealized investment gains	2.6	8.1	—	5.6	16.3
Advertising and commission revenues	—	—	60.8	2.2	63.0
Other revenue	—	.4	—	12.9	13.3

Total revenues	14.4	3.7	60.8	29.1	108.0
Expenses:
Loss and loss adjustment expenses	—	—	—	4.6	4.6
Insurance acquisition expenses	.4	1.3	—	1.4	3.1
Other underwriting expenses	—	.2	—	—	.2
Cost of sales	—	—	51.0	1.9	52.9
General and administrative expenses	.8	18.8	5.5	69.0	94.1
Amortization of other intangible assets	—	—	5.1	.7	5.8
Interest expense	—	—	.5	1.6	2.1

Total expenses	1.2	20.3	62.1	79.2	162.8

Pre-tax income (loss)	$13.2	$(16.6)	$(1.3)	$(50.1)	$(54.8)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2017	2016	2017	2016
Gross par value of primary market policies issued	$2,574.3	$3,083.6	$4,615.3	$5,180.4
Gross par value of secondary market policies issued	118.6	255.7	456.7	337.5
Total gross par value of market policies issued	$2,692.9	$3,339.3	$5,072.0	$5,517.9

Gross written premiums	$12.4	$8.9	$31.1	$15.7
Member surplus contributions collected	7.7	10.0	17.3	16.7
Total gross written premiums and member surplus contributions	$20.1	$18.9	$48.4	$32.4
Total pricing	79 bps	58 bps	98 bps	60 bps

	As of June 30, 2017	As of December 31, 2016
Policyholders’ surplus	$431.5	$431.5
Contingency reserve	28.5	22.7
Qualified statutory capital	460.0	454.2
Statutory net unearned premiums	26.9	23.2
Present value of future installment premiums	6.4	3.3
Collateral trusts	182.6	163.0
Claims paying resources	$675.9	$643.7

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2017	2016	2017	2016
Net written premiums	$13.8	$6.7	$26.4	$11.8
Earned premiums	$1.7	$1.0	$3.2	$1.9

	As of June 30, 2017	As of December 31, 2016
Unearned premiums	$84.0	$60.7
Deferred acquisition costs	$18.1	$11.0

	Three Months Ended June 30,		Six Months Ended June 30,
MediaAlpha	2017	2016	2017	2016
Advertising and commission revenues	$30.8	$28.1	$63.3	$60.8
Cost of sales	26.1	23.3	53.8	51.0
Gross profit	4.7	4.8	9.5	9.8
General and administrative expenses	3.7	2.7	6.9	5.5
Amortization of other intangible assets	2.5	2.6	4.9	5.1
Interest expense	.3	.2	.5	.5
GAAP pre-tax loss	(1.8)	(.7)	(2.8)	(1.3)
Income tax expense	—	—	—	—
GAAP net loss	(1.8)	(.7)	(2.8)	(1.3)

Add back:
Interest expense	.3	.2	.5	.5
Income tax expense	—	—	—	—
General and administrative expenses - depreciation	.1	.1	.1	.1
Amortization of other intangible assets	2.5	2.6	4.9	5.1
EBITDA	$1.1	$2.2	$2.7	$4.4

Regulation G

This earnings release includes five non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

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Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting the GAAP book value per share numerator to (i) include a discount for the time value of money on the BAM surplus notes and (ii) add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. In addition, the number of common shares outstanding used in the calculation of adjusted book value per share are adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The calculation of adjusted book value per share also includes the dilutive effects of outstanding non-qualified options for periods prior to January 20, 2017, the expiration date of the non-qualified options.

Beginning in the second quarter of 2017, in its calculation of adjusted book value per share, White Mountains has included a time value of money discount relating to the expected future payments on the BAM surplus notes. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, is estimated to be $172 million less than the nominal GAAP carrying value. White Mountains has also included the value of HG Global’s unearned premium reserve net of deferred acquisition costs. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the intrinsic value of the surplus notes and HG Global’s reinsurance subsidiary’s (HG Re’s) in-force business. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

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The underlying growth in adjusted book value per share included in Mr. Rountree’s quote on page 1 includes the estimated gain from the OneBeacon Transaction and excludes the impact of the new adjustments related to HG Global/BAM. A reconciliation from GAAP to the reported percentage is as follows:

	As of June 30, 2017	As of March 31, 2017	Growth %
GAAP book value per share	$797.80	$792.77	0.6%
Adjustments to book value per share (see reconciliation on page 6)	(17.80)	6.06
Adjusted book value per share	780.00	798.83	(2.4)%
Estimated gain from OneBeacon Transaction	116.00	107.00
Adjusted book value per share including the estimated gain from the OneBeacon Transaction	896.00	905.83	(1.1)%
Reverse new adjustments related to HG Global/BAM (see page 6)	22.62	N/A
Adjusted book value per share including the estimated gain from the OneBeacon Transaction and excluding the new adjustments related to HG Global/BAM	$918.62	$905.83	1.4%

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In the third quarter of 2016, White Mountains purchased high-yield fixed maturity investments, which are U.S. dollar denominated publicly traded and 144A debt securities issued by corporations with generally at least one rating between “B-” and “BB+” inclusive by S&P or similar ratings from other rating agencies. Given the risk profile of these investments, the returns on high-yield fixed maturity investments have been included with the returns on common equity securities and other long-term investments and excluded from the returns on fixed income investments both of which Mr. Linker references in his quote on page 4. A reconciliation of GAAP returns to the reported returns are as follows:

	Three months ended June 30, 2017
	GAAP return	Impact of high-yield fixed maturity investments (1)	Reported return

Common equity securities and other long-term investment returns	2.5%	0.1%	2.6%

Fixed income investment returns	1.1%	(0.1)%	1.0%
(1) High-yield fixed maturity investments returned 3.0% for the second quarter of 2017.

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In the second quarter of 2017, MediaAlpha became a reportable segment, and White Mountains has included MediaAlpha’s EBITDA calculation as a non-GAAP financial measure. EBITDA is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization. White Mountains believes that this non-GAAP financial measure is useful to management and investors in analyzing MediaAlpha’s economic performance without the effects of interest rates, levels of debt, effective tax rates, depreciation and amortization resulting from purchase accounting. In addition, White Mountains believes that investors use EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. See page 10 for the reconciliation of MediaAlpha’s GAAP net loss to EBITDA.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	the risk that OneBeacon Insurance Group, Ltd.'s proposed merger with Intact Financial Corporation (the “Transaction”) may not be completed on the currently contemplated timeline or at all;

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the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals);

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement dated May 2, 2017, among OneBeacon, Intact Financial Corporation and the other parties thereto (the “Merger Agreement”), including in circumstances which would require OneBeacon to pay a termination fee or other expenses;

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the risks related to diverting management’s attention from White Mountains’s or OneBeacon’s ongoing business operations and other risks related to the announcement or pendency of the Transaction, including on White Mountains’s or OneBeacon’s ability to retain and hire key personnel, their ability to maintain relationships with their customers, policyholders, brokers, service providers and others with whom they do business and their operating results and business generally;

•	the risk that shareholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability;

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the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed February 27, 2017;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.